NYSE MKT: URZ
Toronto Stock Exchange: URZ
Frankfurt Stock Exchange: U9E
Tel: (604) 689-1659
Fax: (604) 689-1722

Uranerz Closes US$12 Million Financing

Casper, Wyoming, July 25, 2014 — Uranerz Energy Corporation (“Uranerz” or the “Company”) (NYSE MKT and TSX: URZ; Frankfurt: U9E) is pleased to announce the closing of its previously announced offering of units (the “Offering”). The Company issued and sold, through a syndicate of agents, 9,600,000 units of the Company (“Units”) at a price per Unit of US$1.25 for aggregate gross proceeds of US$12 million. Each Unit consisted of one share of the Company’s common stock ("Share"), and one half of one common stock purchase warrant, with each whole warrant (“Warrant”) exercisable to purchase one additional Share for a period of 30 months following the closing of the Offering at an exercise price of US$1.60, subject to adjustment and acceleration provisions.

Haywood Securities Inc. and Cantor Fitzgerald Canada Corporation acted as lead agents in relation to the Offering of Units (the “Lead Agents”). The syndicate of agents included H.C. Wainwright & Co., LLC and Laurentian Bank Securities Inc. (the “Agents”).

The Company anticipates that the net proceeds from the offering will be utilized to continue development and operations of mining facilities, including wellfields, at the Company’s Nichols Ranch ISR Uranium Project. Additionally, proceeds will be used for working capital and other general corporate purposes.

The Units were offered through the Agents pursuant to a prospectus supplement to the Company's effective shelf registration statement on Form S-3 (File No. 333-196686) previously filed with the Securities and Exchange Commission and pursuant to a prospectus supplement to the Company's shelf prospectus filed with certain Canadian regulators in each of the provinces of Canada, except Quebec, pursuant to the multi-jurisdictional disclosure system. Copies of the prospectus supplement and accompanying base prospectus relating to the Offering may be obtained from the Securities and Exchange Commission website at http://www.sec.gov, from the System for Electronic Document Analysis and Retrieval (SEDAR) website at http://www.sedar.com or from the Lead Agents at:

Haywood Securities Inc.

Suite 700 - 200 Burrard Street

Vancouver, BC

V6C 3L6

Attention: Michelle Jankovich

Telephone: 604-697-7126

E-mail: mjankovich@haywood.com

Cantor Fitzgerald Canada Corporation

Suite 1500 – 181 University Avenue

Toronto, ON

M5H 3M7

Attention: Maylin Cui

Telephone: 416-350-8155

E-mail: ecmcanada@cantor.com

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction.

About Uranerz

Uranerz Energy Corporation is a U.S.-domiciled uranium company. The Company's Nichols Ranch unit is its first ISR uranium mine. Uranerz controls a large strategic land position in the central Powder River Basin. The Company's management team has specialized expertise in the ISR uranium mining method and a record of licensing, constructing and operating ISR uranium projects. The Company has entered into long-term uranium sales contracts for a portion of its planned production with Exelon and one other of the largest nuclear utilities in the country.

Further Information

For further information, please contact Derek Iwanaka, Manager of Investor Relations at 1-800-689-1659 or by email at investor@uranerz.com. Alternatively, please review the Company’s filings with the Securities and Exchange Commission at www.sec.gov, or visit the Company’s profile on SEDAR at www.sedar.com.

Forward-looking Statements

This press release may contain or refer to "forward-looking information" and "forward-looking statements" within the meaning of applicable United States and Canadian securities laws, which may include, but are not limited to, statements with respect to the anticipated use of proceeds and all statements which describe future activities or express intentions, plans or expectations and all statements in the future tense. All such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the Securities and Exchange Commission (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements, except as required by law.